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                                                                     Exhibit 2.4

                                                                  EXECUTION COPY

                            WESCO DISTRIBUTION, INC.
                                  $100,000,000
                    9-1/8% Senior Subordinated Notes due 2008

                              PURCHASE AGREEMENT

                                                                 August 16, 2001

J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
PNC CAPITAL MARKETS, INC.
TD SECURITIES (USA) INC.
BNY CAPITAL MARKETS, INC.
ABN AMRO INCORPORATED
COMERICA SECURITIES
FLEET SECURITIES, INC.
SCOTIA CAPITAL (USA) INC.

c/o J.P. Morgan Securities Inc.
270 Park Avenue, 4th floor
New York, New York  10017

Ladies and Gentlemen:

         WESCO Distribution, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $100,000,000 aggregate principal amount of its 9-1/8% Senior Subordinated Notes due 2008 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of August 23, 2001 (the "Indenture"), among the Company, WESCO International, Inc., a Delaware corporation ("Holdings") and Bank One, N.A., as trustee (the "Trustee") and will be guaranteed on an unsecured senior subordinated basis by Holdings. The Company and Holdings hereby confirm their agreement with J.P. Morgan Securities Inc. ("JP Morgan"), Lehman Brothers Inc., ABN AMRO Incorporated, BNY Capital Markets, Inc., Comerica Securities, Fleet Securities, Inc., PNC Capital Markets, Inc., Scotia Capital (USA) Inc. and TD Securities (USA) Inc. (together with JPMorgan, the "Initial Purchasers") concerning the purchase of the Securities from the Company by the several Initial Purchasers.

         The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company and Holdings have prepared a preliminary offering memorandum dated August 8, 2001 (the "Preliminary Offering Memorandum"), and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company, Holdings and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company and Holdings to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to

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the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company and Holdings hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

         Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior subordinated notes of the Company (the "Exchange Securities") which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and
(ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

         Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

         1. Representations, Warranties and Agreements of the Company and Holdings. The Company and Holdings represent and warrant to, and agree with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

         (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Holdings make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company or Holdings by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").

         (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

         (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

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         (d) The Company, Holdings and each "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X) of the Company and Holdings have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all requisite corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify, be in good standing or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and Holdings and their respective subsidiaries taken as a whole (a "Material Adverse Effect").

         (e) As of the Closing Date, Holdings (on a consolidated basis) will have an as adjusted capitalization as set forth in the Offering Memorandum under the heading "Capitalization". All of the outstanding shares of capital stock of each "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X) of the Company and Holdings have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company or Holdings, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, other than those incurred in connection with the Credit Agreement. CDW Realco, Inc. and WESCO Receivables Corp. are the only "significant subsidiaries" (within the meaning of Rule 1-02 of Regulation S-X) of the Company on the date hereof. The Company is the only direct subsidiary of Holdings on the date hereof.

         (f) The Company and Holdings have all requisite corporate right, power and authority to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement and the Securities (in the case of the Company only) (collectively, the "Transaction Documents") and to perform their respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

         (g) This Agreement has been duly authorized, executed and delivered by the Company and Holdings.

         (h) The Registration Rights Agreement has been duly authorized by the Company and Holdings and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and Holdings enforceable against the Company and Holdings in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

         (i) The Indenture has been duly authorized by the Company and Holdings and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and Holdings enforceable against the Company and Holdings in accordance with its terms,

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except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

         (j) The Securities have been duly authorized by the Company and Holdings and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and Holdings, as guarantor, entitled to the benefits of the Indenture and enforceable against the Company, as issuer, and Holdings, as guarantor, in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

         (k) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

         (l) The execution, delivery and performance by the Company and Holdings and each of their respective subsidiaries of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Company and Holdings with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or contravene, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Holdings or any of their respective subsidiaries pursuant to, (i) the charter or by-laws of either of the Company and Holdings, as amended or restated to the date hereof, (ii) any agreement or other instrument binding upon the Company, Holdings or any of their respective subsidiaries or their respective assets or
(iii) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or Holdings or any of their respective subsidiaries or their respective assets, except, in the case of clause (ii) and (iii), for conflicts, contraventions, liens, charges or encumbrances which would not, singularly or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the execution, delivery and performance by the Company and Holdings of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Company and Holdings with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations or qualifications (i) which shall have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained or made under the Securities Act as provided in the Registration Rights Agreement and under applicable state or foreign securities laws and (iii) the failure to obtain would not, singularly or in the aggregate, have a Material Adverse Effect.

         (m) PricewaterhouseCoopers LLP are independent certified public accountants with respect to the Company, Holdings and their respective subsidiaries

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within the meaning of Rule 101 of the Code of Professional Conduct of the
American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Selected Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Item 11, "Executive Compensation", of Holdings' 10-K filed December 31, 2000 with the Commission are derived from the accounting records of the Company and Holdings and their respective subsidiaries and fairly present the information purported to be shown thereby.

         (n) There are no legal or governmental proceedings pending or, to the knowledge of the Company or Holdings, threatened to which the Company or Holdings or any of their respective subsidiaries is a party or to which any property or assets of either of the Company or Holdings or any of their respective subsidiaries is subject other than proceedings that could not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the power or ability of the Company or Holdings or any of their respective subsidiaries to perform its obligations under the applicable Transaction Documents or to consummate the transactions contemplated by the applicable Transaction Documents or the Offering Memorandum.

         (o) No action has been taken by the Company or Holdings or their respective subsidiaries and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or Holdings or any of their respective subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Company or Holdings, threatened against or affecting the Company, Holdings or any of their respective subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company and Holdings have complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

         (p) None of the Company, Holdings or any of their respective "significant subsidiaries" (within the meaning of Rule 1-02 of Regulation S-X) is (i) in violation of its charter or by-laws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by

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which it is bound or to which any of its property or assets is subject or (iii)
in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of clauses (ii) or (iii), as would not have a Material Adverse Effect.

         (q) Except as would not, singularly or in the aggregate, have a Material Adverse Effect, the Company, Holdings and each of their respective subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, and none of the Company, Holdings or any of their respective subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

         (r) The Company, Holdings and each of their respective subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, Holdings or any of their respective subsidiaries which has had (nor do the Company, Holdings or any of their respective subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company, Holdings or any of their respective subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

         (s) Neither the Company nor Holdings is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will be an "investment company" or an entity "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

         (t) The Company, Holdings and each of their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, Holdings and each of their respective subsidiaries and each of their respective businesses.

         (u) The Company, Holdings and each of their respective subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company, Holdings and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by the Company, Holdings and their respective subsidiaries or (ii) could not reasonably be expected to have a Material Adverse Effect.

         (v) No labor disturbance by or dispute with the employees of the Company, Holdings or any of their respective subsidiaries exists or, to the best knowledge of the Company or Holdings, is contemplated or threatened, except as would not have a Material Adverse Effect.

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         (w) No "prohibited transaction" (as defined in Section 406 of the
Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company, Holdings or any of their respective subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all respects with applicable law, including ERISA and the Code, except as would not have a Material Adverse Effect; the Company, Holdings and each of their respective subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company, Holdings or any of its subsidiaries would have any liability, except as would not have a Material Adverse Effect; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification, except as would not have a Material Adverse Effect.

         (x) Except as specifically described in the Offering Memorandum, there are no costs or liabilities of the Company, Holdings or any of their respective subsidiaries associated with or arising from the application of any and all applicable foreign, federal, state and local laws, rules, ordinances, directives and regulations relating to the protection of human health and safety, the protection or restoration of the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure or monitoring of currently or formerly owned or operated properties or compliance with any Environmental Laws or any permits, licenses or other approvals required of the Company, Holdings or any of their respective subsidiaries under Environmental Laws to conduct their respective businesses, any related constraints on operating activities and any actual or potential liabilities, costs or obligations to third parties, including governmental authorities) which would, singularly or in the aggregate, have a Material Adverse Effect.

         (y) On and immediately after the Closing Date, each of the Company and Holdings (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of each of the Company and Holdings is not less than the total amount required to pay the probable liabilities on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) each of the Company and Holdings is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business,
(iii) assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum, neither the Company nor Holdings is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and
(iv) neither the Company nor Holdings is engaged in any business or transaction, and neither of them is about to engage in any business or transaction, for which its property would constitute

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unreasonably small capital after giving due consideration to the prevailing practice in the industry in which each of the Company and Holdings is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         (z) None of the Company, Holdings or any of their respective subsidiaries owns any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

         (aa) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

         (bb) None of the Company, Holdings, any of their respective affiliates or any person acting on their behalf (other than the Initial Purchasers) has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

         (cc) None of the Company, Holdings or any of their respective affiliates has, directly or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act or (ii) engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (dd) Neither the Company nor Holdings has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

         (ee) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (ff) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of either the Company or Holdings, whether or not arising in the ordinary course of business.

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         2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 87.642% of the principal amount thereof. The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

         (b) The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it is a Qualified Institutional Buyer (as defined below), (ii) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iv) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of their initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers"), as defined in Rule 144A under the Securities Act ("Rule 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S").

         (c) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

               (i) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

               (ii) such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

               (iii) none of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restriction requirements of Regulation S.

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               (iv) at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

               (v) it has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

       Terms used in this Section 2(c) have the meanings given to them by Regulation S.

         (d) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         (e) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (e), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

         (f) The Company and Holdings acknowledge and agree that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

         3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Cravath, Swaine & Moore, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on August 23, 2001, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "Closing Date").

         (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as JPMorgan on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make global certificates evidencing the Securities available for inspection by JPMorgan on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

         4. Further Agreements of the Company and Holdings. Each of the Company and Holdings agrees with each of the several Initial Purchasers:

         (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

         (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

         (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the

Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review;

         (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

         (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company and Holdings are then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

         (f) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that none of the Company, Holdings or any of their respective subsidiaries shall be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction or to take any action which would subject it to taxation in any jurisdiction where it is not then so subject;

         (g) to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

         (h) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

         (i) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

         (j) for a period of 40 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company, Holdings or any of their respective subsidiaries (other than the Securities or the Exchange Securities) without the prior written consent of the Initial Purchasers;

         (k) in connection with the offering of the Securities, until JPMorgan on behalf of the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities; and

         (l) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds".

         5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of each of the Company and Holdings contained herein, to the accuracy of the statements of each of the Company and Holdings and their respective officers made in any certificates delivered pursuant hereto, to the performance by each of the Company and Holdings of their respective obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree.

         (b) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and the Company and Holdings shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

         (d) Kirkpatrick & Lockhart LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and Holdings, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B hereto.

         (e) The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company and Holdings shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

         (f) The Company and Holdings shall have furnished to the Initial Purchasers a letter (the "Initial Letter") of PricewaterhouseCoopers LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex C hereto.

         (g) The Company and Holdings shall have furnished to the Initial Purchasers a letter (the "Bring-Down Letter") of PricewaterhouseCoopers LLP, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Company, Holdings and their respective subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

         (h) Each of the Company and Holdings shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) as of the Closing Date, the representations and warranties of each of the Company and Holdings in this Agreement are true and correct in all material respects, each of the Company and Holdings has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and (D) subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of the Company, Holdings or any of their respective subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company, Holdings and their respective subsidiaries taken as a whole.

         (i) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of each of the Company and Holdings.

         (j) The Indenture shall have been duly executed and delivered by the Company, Holdings and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

         (k) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

         (l) If any event shall have occurred that requires the Company under
Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

         (m) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

         (n) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company, Holdings and their respective subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

         (o) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

         (p) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company's or Holdings' other debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's or Holdings' other debt securities or preferred stock.

         (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company or Holdings on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(m),
(n), (o), (p) or (q) shall have occurred and be continuing.

         7. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase of the Securities which such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or the Company or Holdings, except that the Company and Holdings will continue to be liable for the payment of expenses to the extent set forth in Section 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

         (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, Holdings, or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company and Holdings agree to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

         8. Reimbursement of Initial Purchasers' Expenses. If this Agreement shall have been terminated pursuant to Section 7 or as a result of the occurrence of any event described in Sections 5(m) or 5(q), the Company and Holdings shall not be under any liability to pay the expenses of the Initial Purchasers, except as provided in Sections 9, 10 and 12.

         9. Indemnification. (a) Each of the Company and Holdings shall jointly and severally indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Company or Holdings pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor Holdings shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by either the Company or Holdings with Section 4(b).

         (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless each of the Company, Holdings, their respective affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls either the Company or Holdings within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own separate counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         The obligations of the Company, Holdings and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that the Company, Holdings or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

         10. Contribution. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and Holdings on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Holdings on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and Holdings on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company and Holdings, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or Holdings or information supplied by the Company or Holdings on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, Holdings and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

         11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, Holdings and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except (i) as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company, Holdings and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities and (ii) that any and all obligations of, and services to be provided by, JPMorgan hereunder may be performed, and any and all rights of JPMorgan hereunder may be exercised, by or through its affiliates. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         12. Expenses. The Company and Holdings jointly and severally agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, stock exchange taxes, value added taxes, withholding taxes or similar duties or taxes, if any, payable upon authorization, issuance, sale or delivery of the Securities; (e) the fees and expenses of the Company's and Holdings' counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities;
(h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer through DTC, Euroclear and Clearstream and any listing of the Securities on any securities exchange; and (j) all other costs and expenses incident to the performance of the obligations of the Company and Holdings under this Agreement which are not otherwise specifically provided for in this Section 12; provided, however, that except as provided in this Section 12 and Section 8, the Initial Purchasers shall pay their own costs and expenses.

         13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Holdings and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, Holdings or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

         14. Notices, etc.. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Mr. Kenneth A. Lang (telecopier no.: (212) 270-0994); or

         (b) if to the Company and Holdings, shall be delivered or sent by mail or telecopy transmission to the address of the Company and Holdings set forth in the Offering Memorandum, Attention: Mr. Steve Van Oss (telecopier no.: (412) 454-2477 );

provided that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and Holdings shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by JPMorgan.

         15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

         16. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers; and (ii) the statements concerning the Initial Purchasers contained in the third, eleventh and twelfth paragraphs under the heading "Plan of Distribution".

         17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, Holdings and the several Initial Purchasers in accordance with its terms.

                                     Very truly yours,

                                     WESCO DISTRIBUTION, INC.,

                                     By /s/ STEPHEN A. VAN OSS
                                        --------------------------------
                                        Name: Stephen A. Van Oss
                                        Title: Vice President and
                                               Chief Financial Officer

                                     WESCO INTERNATIONAL, INC.,

                                     By /s/ STEPHEN A. VAN OSS
                                        --------------------------------
                                        Name: Stephen A. Van Oss
                                        Title: Vice President and
                                               Chief Financial Officer

Accepted:

J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
PNC CAPITAL MARKETS, INC.
TD SECURITIES (USA) INC.
BNY CAPITAL MARKETS, INC.
ABN AMRO INCORPORATED
COMERICA SECURITIES
FLEET SECURITIES, INC.
SCOTIA CAPITAL (USA) INC.

By J.P. MORGAN SECURITIES INC.,

By /s/ CHRISTOPHER M. BOEGE
   ---------------------------------
        Authorized Signatory

Address for notices pursuant to Section 9(c):
1 Chase Plaza, 26th floor
New York, New York 10081
Attention:  Legal Department

                                                                      SCHEDULE 1

                                    Principal Amount of
Initial Purchasers                       Securities
------------------                       ----------

J.P. Morgan Securities Inc.             $45,000,000

Lehman Brothers Inc.                    $34,000,000

PNC Capital Markets, Inc.                $5,000,000

TD Securities (USA) Inc.                 $4,000,000

BNY Capital Markets, Inc.                $4,000,000

ABN AMRO Incorporated                    $2,000,000

Comerica Securities                      $2,000,000

Fleet Securities, Inc.                   $2,000,000

Scotia Capital (USA) Inc.                $2,000,000

        Total                          $100,000,000

                                                                         ANNEX A

                    [Form of Registration Rights Agreement]

                                                                         ANNEX B

                 [Form of Opinion of Kirkpatrick & Lockhart LLP]

               Kirkpatrick & Lockhart LLP shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company and Holdings, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below:

               1. Each of the Company and Holdings has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as described in the Offering Memorandum and is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect.

               2. As of the Closing Date all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

               3. The execution, delivery and performance by the Company and Holdings of each of the Transaction Documents to which each is a party, the issuance, sale and delivery of the Securities by the Company to the Initial Purchasers and the compliance by the Company and Holdings with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents (A) will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Holdings or any "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X) of the Company or Holdings pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Holdings or any of their respective subsidiaries is a party or to which any of them or their respective properties or assets is subject and listed as an exhibit to the most recent Form 10-K of Holdings or any subsequent SEC filings as of the date hereof, (B) nor will such action violate the Certificate of Incorporation or By-laws of the Company, Holdings or any "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X) of the Company or Holdings or (C) nor will such action violate any material statute, rule, regulation (assuming compliance with the Securities Act and applicable state securities laws and provided that we express no opinion with respect to the provisions of Sections 9 and 10 of the Purchase Agreement), judgment, decree or order of any court or arbitrator or governmental agency or body known to such counsel to have jurisdiction over the Company, Holdings or any of their respective subsidiaries or their respective properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company and Holdings of each of the Transaction Documents to which each is a party, the issuance, sale and delivery of the Securities by the Company to the Initial Purchasers and the compliance by the Company and Holdings with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications
(i) which have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement.

               4. To such counsel's knowledge, without investigation except where we have been engaged by Holdings or the Company to give substantive attention to such action, suit or proceeding, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened to which the Company, Holdings or any of their respective subsidiaries is or may be a party or to which the business or property of the Company, Holdings or any of their respective subsidiaries is or may be subject and (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which the Company, Holdings or any of their respective subsidiaries is or may be subject, issued and outstanding that, in the case of clauses (i) and (ii) above would reasonably be expected to (x) have a Material Adverse Effect or (y) would in any manner invalidate any material provisions of the Purchase Agreement, the Indenture or the Registration Rights Agreement or any of the Securities.

               5. The Indenture has been duly authorized, executed and delivered by the Company and Holdings and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company and Holdings, enforceable against the Company and Holdings in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

               6. The Securities have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee, and upon payment and delivery in accordance with the Purchase Agreement, will constitute valid and legally binding obligations of the Company, as issuer, and Holdings, as guarantor, enforceable against the Company, as issuer, and Holdings, as guarantor, in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

               7. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and Holdings, and assuming that the Registration Rights Agreement constitutes the valid and legally binding obligation of the Initial Purchasers, constitutes a valid and legally binding obligation of each of the Company and Holdings, enforceable against the Company and Holdings in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except as the enforceability thereof may be limited by considerations of public policy.

               8. The Purchase Agreement has been duly authorized, executed and delivered by the Company and Holdings.

               9. The statements made in the Offering Memorandum under the captions "Exchange and Registration Rights Agreement" and "Description of the Notes", insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

               10. The statements set forth in the Offering Memorandum under the caption "Certain U.S. Federal Income Tax Considerations", insofar as they purport to constitute summaries of matters of United States tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the maters described therein in all material respects.

               11. No consent, approval, authorization, order, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to such counsel's knowledge, any Federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Securities by the Company and Holdings and the compliance by the Company and Holdings with all of the provisions of the Purchase Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers (except, other than as set forth in paragraph 13 below, we give no opinion as to registration of the Securities under the Securities Act and the qualification of the Indenture under the Trust Indenture
Act).

               12. The issue and sale of the Securities by the Company and the compliance by the Company and Holdings with all the provisions of the Purchase Agreement will not violate any Federal or New York statute or the Delaware General Corporation Law.

               13. No registration of the Securities under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act is required for the offer and sale of the Securities by the Company to the Initial Purchasers or the reoffer and resale of the Securities by the Initial Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Offering Memorandum, the Purchase Agreement and the Indenture.

               14. Neither the sale, issuance, execution or delivery of the Securities will violate Regulation T (assuming that you do not sell the Securities to any person or entity subject to Regulation T for such person's or entity's own account), U or X of the Board of Governors of the Federal Reserve System.

               15. Following the issuance of the Securities and the application of the proceeds therefrom, neither the Company nor Holdings will be an "investment company" within the meaning of and subject to regulation under the Investment Company Act.

               We are not opining as to factual matters, and the character of determinations involved in the registration process is such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the information included in the Offering Memorandum. We assume the correctness and completeness of the information included in the Offering Memorandum, and we have made no independent investigation or verification of that information. We can advise you, however, that on the basis of our review of the Offering Memorandum and our participation in its preparation, nothing has come to our attention that causes us to believe that the Offering Memorandum (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we make no statement) as of the date thereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, nothing has come to our attention that causes us to believe, based upon the procedures described in this opinion letter (which constitute the only additional procedures performed between the date of the Offering Memorandum and the date hereof) that the Offering Memorandum (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), as of the date and time of delivery of this opinion letter, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

               In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and Holdings and public officials which are furnished to the Initial Purchasers.

                                                                         ANNEX C

                        [Form of Initial Comfort Letter]